     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2001

                                                      REGISTRATION NO. 333-70413
================================================================================


                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------


POST-EFFECTIVE AMENDMENT NO. 6 TO FORM S-8        POST-EFFECTIVE AMENDMENT NO. 6 TO FORM S-8
   REGISTRATION STATEMENT NO. 2-76179                 REGISTRATION STATEMENT NO. 2-97365

       -------------------------                           -------------------------

POST-EFFECTIVE AMENDMENT NO. 7 TO FORM S-8        POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8
   REGISTRATION STATEMENT NO. 33-9853                REGISTRATION STATEMENT NO. 33-24585

       -------------------------                            -------------------------

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8        POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
   REGISTRATION STATEMENT NO. 33-60166               REGISTRATION STATEMENT NO. 33-57953

       -------------------------                            -------------------------

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8        POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
   REGISTRATION STATEMENT NO. 333-20359              REGISTRATION STATEMENT NO. 333-70413

                            -------------------------

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                           WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                         33-0956711
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            -------------------------

                           WESTERN DIGITAL CORPORATION
                 AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
                              (Full Title of Plan)

                            -------------------------

                              MICHAEL A. CORNELIUS
               VICE PRESIDENT, LAW & ADMINISTRATION AND SECRETARY
                           WESTERN DIGITAL CORPORATION
                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


================================================================================

                            POST-EFFECTIVE AMENDMENT

        Western Digital Corporation, a Delaware corporation (the "Registrant"), files this Post-Effective Amendment to the Registration Statements on Form S-8, to correct a typographical error in the par value of the common stock of the Registrant contained in the prior Post-Effective Amendment to the Registration Statements on Form S-8, filed with the Securities and Exchange Commission on April 6, 2001. The prior Post-Effective Amendment was filed by the Registrant as the successor issuer to Western Digital Technologies, Inc. (formerly, Western Digital Corporation), a Delaware corporation ("Western Digital"), in accordance with Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"). The prior Post-Effective Amendment was filed to reflect the adoption by Western Digital of a holding company organizational structure in accordance with
Section 251(g) of the Delaware General Corporation Law (the "DGCL"). The holding company organizational structure was effected pursuant to an Agreement and Plan of Merger to Form Holding Company (the "Merger Agreement") among Western Digital, the Registrant, and WD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"). The Merger Agreement provided for the merger of Merger Sub into Western Digital, with Western Digital continuing as the surviving corporation and as a wholly-owned subsidiary of the Registrant (the "Merger"). Prior to the Merger, the Registrant was a wholly-owned subsidiary of Western Digital. Pursuant to Section 251(g) of the DGCL, stockholder approval of the Merger was not required. As a result of the Merger, the consolidated assets and liabilities of the Registrant immediately after the Merger were the same as the consolidated assets and liabilities of Western Digital immediately prior to the Merger.

        As a result of the Merger, which was consummated on April 6, 2001, each share of Western Digital common stock, par value $.01 per share ("Western Digital Common Stock") issued and outstanding or held in treasury was converted into one share of the Registrant's common stock, par value $.01 per share ("Registrant Common Stock"). Also, as a result of the Merger, each outstanding option to purchase Western Digital Common Stock under the Western Digital Amended and Restated Employee Stock Option Plan (the "Plan") was converted into an option to purchase the same number of shares of Registrant Common Stock on the same terms and conditions. The Registrant also adopted and assumed as its own all of the rights and obligations of Western Digital under the Plan.

        In connection with the formation of the holding company, effective upon consummation of the Merger, (i) the Board of Directors of Western Digital terminated the Rights Agreement between Western Digital and American Stock Transfer & Trust Company, as rights agent, dated October 15, 1998, as amended, and all outstanding rights thereunder to purchase a fraction of a share of the Series A Junior Participating Preferred Stock of Western Digital expired, (ii) the Registrant entered into a new Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as rights agent, dated April 6, 2001, and (iii) the Registrant declared a dividend of one right to purchase a fraction of a share of the Series A Junior Participating Preferred Stock of the Registrant for each share of the Registrant Common Stock which was distributed to holders of Registrant Common Stock at the close of business on April 6, 2001. Until otherwise provided by the new Rights Agreement, the Registrant's rights will be evidenced by certificates of Registrant Common Stock.

        Issuable under the Plan are 40,900,000 shares of common stock. A total of: (i) 4,434,092 shares of common stock issuable under the Plan were registered under the Registration Statement on Form S-8, Registration No. 2-76179, as filed with the Securities and Exchange Commission on February 23, 1982 (which includes 2,217,046 shares of common stock registered on the Form S-8 Registration Statement and 2,217,046 shares of common stock registered pursuant to Rule 416 in connection with Western Digital's stock dividend of one share for each share outstanding on May 20, 1997); (ii) 2,000,000 shares of common stock issuable under the Plan were registered under the Registration Statement on Form S-8, Registration No. 2-97365, as filed with the Securities and Exchange Commission on April 29, 1985 (which includes 1,000,000 shares of common stock registered on the Form S-8 Registration Statement and 1,000,000 shares of common stock registered pursuant to Rule 416 in connection with Western Digital's stock dividend of one share for each share outstanding on May 20, 1997); (iii) 6,434,092 shares of common stock issuable under the Plan were adopted by Western Digital as a successor issuer to Western Digital Corporation, a California corporation, under Post-Effective Amendments No. 1 to Registration Statements No. 2-76179 and 2-97365 on Form S-8 (Registration No. 33-9853) as filed with the Securities and Exchange Commission on January 15, 1987 (which includes 4,434,092 shares of common stock registered under the Registration Statement on Form S-8, Registration No. 2-76179 and 2,000,000 shares of common stock registered under the Registration Statement on Form S-8, Registration No. 2-97365); (iv) 6,660,000 shares of common stock issuable under the Plan were registered under Post-Effective Amendments No. 3 to Registration Statements No. 2-76179 and 2-97365 on Form S-8 (Registration No 33-24585) as filed with the Securities and Exchange Commission on September 28, 1988 (which includes 3,330,000 shares of common stock registered on Post-Effective Amendments No. 3 to the Form S-8 Registration Statements and 3,330,000 shares of common stock registered pursuant to Rule 416 in connection with Western Digital's stock dividend of one share for each share outstanding on May 20, 1997); (v) 5,600,000 shares of common stock issuable under the Plan were registered under the Registration Statement on Form S-8, Registration No. 33-60166, as filed with the Securities and Exchange Commission on March 29, 1993 (which includes 2,800,000 shares of common stock registered on the Form S-8 Registration Statement and 2,800,000 shares of common stock registered pursuant to Rule 416 in connection with Western Digital's stock dividend of one share for each share outstanding on May 20, 1997); (vi) 4,500,000 shares of common stock issuable under the Plan were registered under the Registration Statement on Form S-8, Registration No. 33-57953, as filed with the Securities and Exchange Commission on March 6, 1995 (which includes 2,250,000 shares of common stock registered on the Form S-8 Registration Statement and 2,250,000 shares of common stock registered pursuant to Rule 416 in connection with Western Digital's stock dividend of one share for each share outstanding on May 20, 1997); (vii) 8,000,000 shares of common stock issuable under the Plan were registered under the Registration Statement on Form S-8, Registration No. 333-20359, as filed with the Securities and Exchange Commission on January 24, 1997 (which includes 4,000,000 shares of common stock registered on the Form S-8 Registration Statement and 4,000,000 shares of common stock registered pursuant to Rule 416 in connection with Western Digital's stock dividend of one share for each share outstanding on May 20, 1997); and (viii) 10,000,000 shares of common stock issuable under the Plan were registered under the Registration Statement No. 333-70413 on Form S-8 as filed with the Securities and Exchange Commission on January 11, 1999.

        In accordance with Rule 414, the Registrant, as the successor issuer to Western Digital, hereby expressly adopts Registration Statements No. 2-76179, 2-97365, 33-9853, 33-24585, 33-60166, 33-57953, 333-20359 and 333-70413 on
Form S-8 as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

        Registration fees were paid at the time of filing the original Registration Statements and subsequent amendments thereto.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on April 10, 2001.


                                       WESTERN DIGITAL CORPORATION

                                       By: /s/ MATTHEW E. MASSENGILL
                                          ----------------------------------
                                               Matthew E. Massengill
                                               President and Chief Executive
                                               Officer


                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints MATTHEW E. MASSENGILL and MICHAEL A. CORNELIUS his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all further amendments to these Registration Statements and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Form S-8 Registration Statements has been signed below by the following persons in the capacities indicated on April 10, 2001.

                 SIGNATURE                                                  TITLE
                 ---------                                                  -----
       /s/ MATTHEW E. MASSENGILL                           President and Chief Executive Officer
------------------------------------------              (Principal Executive Officer) and Director
           Matthew E. Massengill


          /s/ TERESA A. HOPP                        Senior Vice President, and Chief Financial Officer
------------------------------------------             (Principal Financial and Accounting Officer)
              Teresa A. Hopp


         /s/ THOMAS E. PARDUN                                      Chairman of the Board
------------------------------------------
             Thomas E. Pardun


        /s/ PETER D. BEHRENDT                                            Director
------------------------------------------
            Peter D. Behrendt


           /s/ I. M. BOOTH                                               Director
------------------------------------------
               I. M. Booth


         /s/ KATHLEEN A. COTE                                            Director
------------------------------------------
             Kathleen A. Cote


         /s/ HENRY T. DeNERO                                             Director
------------------------------------------
             Henry T. DeNero


          /s/ ROGER H. MOORE                                             Director
------------------------------------------
              Roger H. Moore